SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LASALLE HOTEL PROPERTIES

(Exact Name Of Registrant as Specified in Its Charter)

Maryland	36-4219376
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite M25, Bathesda, Maryland	20814
(Address of Principal Executive Officer)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-104054 (if applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

INFORMATION REQUIRED IN REGISTRATION STATEMENT.

Item 1.	Description of Registrant’s Securities to be Registered.

The information set forth under the caption “Description of the Series B Preferred Shares” in the Registrant’s Prospectus Supplement dated September 23, 2003 and under the caption “Description of Preferred Shares” in the Registrant’s Prospectus dated June 23, 2003, filed simultaneously with the Commission on September 24, 2003 under Rule 424 (b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-104054) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Form of Articles of Amendment and Restatement of Declaration of Trust (previously filed on April 2, 1998 as an exhibit to the Registrant’s Registration Statement on Form S-11 (File No. 333-45647) and incorporated herein by reference)

3.2	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

3.3	Form of Bylaws (previously filed on April 2, 1998 as an exhibit to the Registrant’s Registration Statement on Form S-11 (File No. 333-45647) and incorporated herein by reference)

4.1	Form of common share certificate (previously filed on April 2, 1998 as an exhibit to the Registrant’s Registration Statement on Form S-11 (File No. 333-45647) and incorporated herein by reference)

4.2	Form of certificate evidencing 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 29, 2003	LASALLE HOTEL PROPERTIES

	By:	/s/ Hans S. Weger
	Name:	Hans S. Weger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

4.2	Form of certificate evidencing 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

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